EXHIBIT 99.1


ACACIA
RESEARCH
CORPORATION

                                                           CONTACTS: Rob Stewart
                                                              Investor Relations
FOR RELEASE                                                   Tel (949) 480-8300
-----------                                                    Fax (949)480-8301
October 21, 2004


                  ACACIA RESEARCH REPORTS THIRD QUARTER RESULTS


         Newport Beach, Calif. - (BUSINESS WIRE) - October 21, 2004 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months ended September 30, 2004. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

         "The Acacia Technologies group revenues for the third quarter of 2004 were $2,240,000, consisting of the recognition of $1,500,000 in deferred revenues from the licensing program for the television V-chip and $740,000 in licensing revenues from our Digital Media Transmission (DMT(R)) technology licensing program. We entered into 41 new licensing agreements for our DMT(R) technology in the third quarter, including our first 6 cable TV licenses. We signed an additional 7 cable TV licenses since the end of the third quarter and have entered into 188 DMT(R) technology licenses to date. New licensees also included online news, movie and entertainment companies such as Bloomberg, iFilm and World Wrestling Entertainment and a significant number of agreements with major corporations, such as Sonoco and Wachovia, covering the use of our DMT(R) Technology on corporate websites. We also recently commenced the licensing program for our Internet Access Redirection ("IAR") technology which is used at wireless hotspots," commented Chairman and CEO, Paul Ryan.

         "The CombiMatrix group reported revenues of $753,000 during the third quarter of 2004, which were comprised of $685,000 of government contract revenues recognized under its biowarfare detection contract and $68,000 of microarray product sales and service revenue. $62,000 of the government contract revenue related to the sale of microarrays, resulting in total microarray sales for the third quarter of $130,000," said Dr. Amit Kumar, CEO and President of CombiMatrix Corporation.

         "The CombiMatrix group has recently entered into a number of new collaborative agreements, including a strategic alliance with Furuno Electric Corporation, which made a $1,000,000 upfront payment during the third quarter, and agreements with Intel Corporation, Strand Genomics and a three-year research and development agreement with the irsiCaixa Foundation for siRNA research. We also launched a series of catalog arrays in the areas of human metabolism, toxicology and cancer. In addition, Congress allocated an additional $2.3 million in a defense appropriation spending bill to continue our biowarfare detection program with the Department of Defense. In October 2004, we entered into an agreement to acquire up to a one-third ownership interest in Leuchemix Corporation, a developer of drugs for oncology indications," concluded Dr. Kumar.

ACACIA RESEARCH CORPORATION CONSOLIDATED

FINANCIAL RESULTS

         Consolidated revenues for the third quarter of 2004 were $2,993,000 versus $367,000 in the comparable 2003 period. Third quarter 2004 revenues were comprised of $685,000 in government contract revenue and $68,000 in microarray product sales and other contract service revenues, all of which were recognized by the CombiMatrix group, and Digital Media Transmission ("DMT(R)") license fee revenues totaling $740,000 and V-chip license fee revenues of $1,500,000 recognized by the Acacia Technologies group.

         In August 2004, the U.S. Court of Appeals for the Federal Circuit affirmed the September 2002 U.S. District Court for the District of Connecticut ruling that television manufacturers named in the Acacia Technologies group's V-chip patent infringement lawsuit do not infringe the Acacia Technologies group's V-chip patent. As a result of the ruling, the Acacia Technologies group recorded an impairment charge of $1,616,000 associated with the write-off of goodwill related to the V-chip. In addition, as a result of the conclusion of the V-chip patent litigation, the Acacia Technologies group recognized $1,500,000 of V-chip related deferred license fee revenues and $668,000 of V-chip related deferred legal costs in the third quarter of 2004. The ruling has no impact on the revenues that we have recognized to date from licensees of our patented V-chip technology.

         The third quarter 2004 consolidated net loss was $5,390,000 versus $5,832,000 in the comparable 2003 period. The third quarter 2004 results include non-cash patent amortization, asset depreciation and stock compensation charges totaling $824,000 versus $1,417,000 in the comparable 2003 period.

         Consolidated research and development expenses in the third quarter of 2004, comprised solely of costs incurred by the CombiMatrix group, were $1,787,000 (including government contract costs) versus $1,726,000 in the comparable 2003 period. Third quarter 2004 research and development activities included increased costs incurred in connection with the CombiMatrix group's commitments under its biowarfare detection contract with the Department of Defense and costs related to other internal research and development efforts in the areas of genomics, drug discovery and development and material sciences. Research and development expenses in the comparable 2003 period related primarily to the CombiMatrix group's research and development agreements with Roche Diagnostics, GmbH ("Roche"), which were completed in the first quarter of 2004.

         Marketing, general and administrative expenses in the third quarter of 2004 increased to $4,771,000 from $3,675,000 in the comparable 2003 period, due primarily to the addition of licensing and business development personnel for the Acacia Technologies group, an increase in marketing and sales costs related to the launch of the CombiMatrix group's CustomArray(TM) DNA microarray platform in March 2004, an increase in corporate professional fees related to ongoing Sarbanes-Oxley compliance projects at both operating groups and an increase in the Acacia Technologies group's general and administrative overhead costs related to ongoing operations. The increase also reflects V-chip related deferred legal expenses totaling $668,000 recognized during the third quarter of 2004 as described above.

FINANCIAL CONDITION

         Total consolidated assets were $93,546,000 as of September 30, 2004 compared to $90,040,000 as of December 31, 2003. Cash and cash equivalents and short-term investments on a consolidated basis totaled $57,043,000 as of September 30, 2004 compared to $50,500,000 as of December 31, 2003.

         During the third quarter of 2004, the CombiMatrix group received an upfront payment of $1,000,000 from Furuno Electric Corporation ("Furuno") pursuant to its multi-year collaborative strategic alliance to design, engineer and build CombiMatrix Corporation's Bench-Top DNA Microarray Synthesizer for CustomArray(TM) formatted microarrays. The payment received from Furuno was included in deferred revenues as of the end of the third quarter.


ACACIA TECHNOLOGIES GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         DMT(R) license fee revenues for the third quarter of 2004 were $740,000 versus $186,000 in the comparable 2003 period. To date the Acacia Technologies group has entered into 188 license agreements for its DMT(R) technology. All of the Acacia Technologies group's material DMT(R) license agreements provide for license fee payments to be made by the respective licensees over the term of the licenses.

         In August 2004, the U.S. Court of Appeals for the Federal Circuit affirmed the September 2002 U.S. District Court for the District of Connecticut ruling that television manufacturers named in the Acacia Technologies group's V-chip patent infringement lawsuit do not infringe the Acacia Technologies group's V-chip patent. As a result of the ruling, the Acacia Technologies group recorded an impairment charge of $1,616,000 associated with the write-off of goodwill related to the V-chip. In addition, as a result of the conclusion of the V-chip patent litigation, the Acacia Technologies group recognized $1,500,000 of V-chip related deferred license fee revenues and $668,000 of V-chip related deferred legal costs in the third quarter of 2004. The ruling has no impact on the revenues that we have recognized to date from licensees of our patented V-chip technology.

         The third quarter 2004 division net loss was $1,842,000 versus $1,296,000 in the comparable 2003 period. Included in the third quarter 2004 divisional results are non-cash patent amortization and depreciation charges totaling $138,000 versus $153,000 in the comparable 2003 period.

         Marketing, general and administrative expenses in the third quarter of 2004 increased to $1,323,000 from $955,000 in the comparable 2003 period, due primarily to the addition of licensing and business development personnel, an increase in corporate professional fees related to ongoing Sarbanes-Oxley compliance projects and an increase in general and administrative overhead costs in connection with ongoing operations. Third quarter 2004 patent related legal expenses, excluding V-chip related legal expenses recognized as discussed above, decreased to $506,000 from $598,000 in the comparable 2003 period and will continue to fluctuate based on actual outside patent counsel fees incurred in connection with the Acacia Technologies group's ongoing DMT(R) patent commercialization and enforcement programs.

FINANCIAL CONDITION

         Total assets for the Acacia Technologies group were $34,926,000 as of September 30, 2004 compared to $39,978,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $30,364,000 as of September 30, 2004 compared to $33,201,000 as of December 31, 2003.


COMBIMATRIX GROUP
(A DIVISION OF ACACIA RESEARCH CORPORATION)

FINANCIAL RESULTS

         Revenues for the third quarter of 2004 were $753,000 versus $181,000 in the comparable 2003 period. Third quarter 2004 revenues were comprised of $685,000 in government contract revenues and $68,000 in microarray product sales and other contract service revenues.

         The third quarter 2004 division net loss was $3,548,000 versus a division net loss of $4,536,000 in the comparable 2003 period. The third quarter 2004 divisional results include non-cash patent amortization, asset depreciation and stock compensation charges totaling $686,000 versus $1,264,000 in the comparable 2003 period.

         Third quarter 2004 research and development expenses were $1,787,000 (including government contract costs) versus $1,726,000 in the comparable 2003 period. Third quarter 2004 research and development activities included increased government contract costs incurred in connection with the CombiMatrix group's commitments under its biowarfare detection contract with the Department of Defense and other internal research and development efforts in the areas of genomics, drug discovery and development and material sciences. Research and development expenses in the comparable 2003 period related primarily to the CombiMatrix group's research and development agreements with Roche, which were completed in the first quarter of 2004.

         Marketing, general and administrative expenses in the third quarter of 2004 increased to $2,274,000 from $2,122,000 in the comparable 2003 period, due primarily to an increase in marketing and sales costs related to the launch of the CombiMatrix group's CustomArray(TM) DNA microarray platform in March 2004 and an increase in corporate professional fees related to ongoing Sarbanes-Oxley compliance projects.

FINANCIAL CONDITION

         Total assets for the CombiMatrix group were $58,735,000 as of September 30, 2004 compared to $50,161,000 as of December 31, 2003. Cash and cash equivalents and short-term investments totaled $26,679,000 as of September 30, 2004 compared to $17,299,000 as of December 31, 2003.

         During the third quarter of 2004, the CombiMatrix group received an upfront payment of $1,000,000 from Furuno pursuant to its multi-year collaborative strategic alliance to design, engineer and build CombiMatrix Corporation's Bench-Top DNA Microarray Synthesizer for CustomArray(TM) formatted microarrays. The payment received from Furuno was included in deferred revenues as of the end of the third quarter.


BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS
-------------------------------------------

Business highlights of the third quarter and recent developments include:

ACACIA TECHNOLOGIES GROUP:

o As of October 2004, the Acacia Technologies group has entered into 188 DMT(R) technology licensing agreements, including agreements with companies in the cable television, hotel on-demand TV services, online music, movie, adult entertainment, e-learning, corporate and sports, news and information industries. We have executed license agreements with companies including Bloomberg L.P., Capella Education Company, Callaway Golf Company, B&C Cablevision, Central Valley Cable TV, LLC, CinemaNow, Inc., Disney Enterprises, Inc., General Dynamics Interactive Corporation, Grupo Pegaso, LodgeNet Entertainment Corporation, NXTV, Inc., On Command Corporation, Oral Roberts University, Seren Innovations, Sonoco Products Company, T. Rowe Price Associates, Inc., 24/7 University, Inc., Virgin Radio, Wachovia Corporation, and World Wrestling Entertainment, Inc.

o On July 12, 2004, the United States District Court for the Central District of California issued a Markman Order giving the Court's construction of some of the disputed patent terms and phrases contained in two of the five U.S. DMT(R) patents.

o        In July 2004, the Acacia Technologies group acquired U.S. Patent No.
         6,226,677 from LodgeNet Entertainment Corporation. The newly acquired patent has several potential licensing opportunities, including DSL registrations, wireless "hotspots," and hotel high-speed Internet access ("HSIA"). The patent covers technology and methods for redirecting users to a login page when accessing the Internet.

o In September 2004, Acacia Media Technologies Corporation added Mediacom LLC to its complaint filed in the District Court for the Northern District of California alleging infringement of Acacia Media Technologies Corporation's DMT(R) patents against certain cable and satellite companies, increasing the number of defendants in the complaint to ten. As of October 2004, Acacia Media Technologies has executed license and settlement agreements with three of nine cable and satellite companies originally named in the complaint.

o In September 2004, Acacia Media Technologies Corporation filed complaints in the U.S. District Court for the District of Arizona, U.S. District Court for the District of Minnesota and the U.S. District Court for the Northern District of Ohio - Eastern Division, alleging infringement of Acacia Media Technologies Corporation's DMT(R) patents against certain cable and satellite companies located in Arizona, Minnesota, and Ohio. Companies named in the lawsuits include Armstrong Group, Arvig Communication Systems, Block Communications, Inc., Cable America Corporation, Cable One, Inc., Cable System Services, Inc., Cannon Valley Communications, Inc., East Cleveland Cable TV and Communications, LLC, Loretel Cablevision, Massillon Cable TV, Inc., Mid-Continent Media, Inc., Nelsonville TV Cable, Inc., NPG Cable, Inc., Precis Communications, Inc. San Carlos Cablevision, LLC, Savage Communications, Inc., Sjoberg's Cablevision, Inc., US Cable, and Wide Open West, LLC.

COMBIMATRIX GROUP:

         During the third quarter of 2004, the CombiMatrix group entered into the following collaborations:

         o In July 2004, the CombiMatrix group entered into a co-marketing agreement with Strand Genomics to market Strand Genomics' product "avadis," a data analysis software tool for microarray gene expression that combines scalable analytical algorithms with interactive visualization to derive valuable insights from gene expression data.

         o In July 2004, the CombiMatrix group and collaborator irsiCaixa Foundation entered into a three-year research, development, and licensing agreement and selected two siRNA candidates for downstream pre-clinical development against HIV.

         o In August 2004, the CombiMatrix group entered into a multi-year collaborative strategic alliance with Furuno to design, engineer and build CombiMatrix Corporation's Bench-Top DNA Microarray Synthesizer for CustomArray(TM) formatted microarrays. Under the terms of the agreement, Furuno paid CombiMatrix Corporation an upfront fee of $1,000,000 and will make additional development and milestone payments in the future, in accordance with the agreement.

         o In September 2004, the CombiMatrix group and Intel Corporation entered into an agreement to work together on the feasibility of various projects utilizing the CombiMatrix group's core technology. The terms and conditions of the agreement are confidential.

         o In October 2004, the CombiMatrix group entered into an agreement to acquire up to a one-third ownership interest in Leuchemix, Inc. ("Leuchemix"), a private drug development firm, which is developing several compounds for the treatment of leukemia and other cancers. In consideration for the equity ownership interest, the CombiMatrix group will provide Leuchemix a total of $4,000,000 to be paid quarterly over the next two years. Dr. Amit Kumar, CombiMatrix Corporation's CEO, was named a director of Leuchemix.

         Other highlights and recent events:

         o In July 2004, the CombiMatrix group made available to researchers a new CustomArray(TM) Human Drug Metabolism Array. This array enables researchers to screen a panel of genes and "splice variants" known to be critical for the pharmokinetics and metabolism for both established and new drugs.

         o In July 2004, the CombiMatrix group made available to researchers its new CustomArray(TM) Human Toxicology Array. This array provides researchers a powerful tool for detecting changes in gene expression indicative of a toxic or stress-related response.

         o In July 2004, the CombiMatrix group announced that it will receive $2.3 million from a Department of Defense spending bill passed by Congress, which will be used to further its biowarfare detector system currently under development under its existing $5.9 million contract with the Department of Defense.

         o In July 2004, the CombiMatrix group launched a new CustomArray(TM) Core 67 Cancer Array. This array enables researchers to screen and monitor the 67 genes that were recently identified as markers of multiple types of cancer.

         o In August 2004, the CombiMatrix group's strategic partner, Nanomaterials Discovery Corporation ("NDC"), was awarded $2.5 million from the Department of Defense for the development of its fuel cell technology. NDC will utilize the CombiMatrix group's NanoArrays(TM) for the further discovery and optimization of a new class of fuel cells powered by high-energy materials such as propellants and explosives.


         A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:00 p.m. Pacific Time (5:00 p.m. Eastern).

         To listen to the presentation by phone, dial (800) 238-9007 for domestic callers and (719) 457-2622 for international callers, both of whom will need to provide the operator with the confirmation code 988192. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 988192 when prompted.

         The call is being webcast by CCBN and can be accessed at Acacia's website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies Group develops, acquires, and licenses patented technologies. Acacia's DMT(R) technology, which is supported by 5 U.S. and 31 foreign patents, relates to audio and audio/video transmission and receiving systems commonly known as audio-on-demand, video-on-demand, and audio/video streaming, and is used for distributing digital content via several means including Internet, cable, satellite and wireless systems. Acacia's Internet Access Redirection ("IAR") technology covers redirected Internet registrations commonly used at wireless hotspots.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq:CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE RECENT ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.

                                                   ACACIA RESEARCH CORPORATION
                                                  SUMMARY FINANCIAL INFORMATION
                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                                                           (UNAUDITED)


CONSOLIDATED BALANCE SHEET INFORMATION

                                     SEPTEMBER 30,       DECEMBER 31,
                                        2004                 2003
                                    ------------         ------------

Total Assets                        $    93,546          $    90,040
                                    ============         ============
Total Liabilities                   $    11,872          $    28,513
                                    ============         ============
Minority Interests                  $       780          $     1,127
                                    ============         ============
Total Stockholders' Equity          $    80,894          $    60,400
                                    ============         ============


CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     FOR THE THREE MONTHS ENDED      FOR THE NINE MONTHS ENDED
                                                                   -----------------------------   -----------------------------
                                                                   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                        2004            2003            2004           2003
                                                                   -------------   -------------   -------------   -------------
Revenues:
    Research and development contract ..........................   $         --    $         --    $     17,302    $         --
    License fees ...............................................          2,240             186           3,505             211
    Government contract ........................................            685              --           1,603              --
    Service contracts ..........................................             16              10             102              23
    Products ...................................................             52             171             112             380
                                                                   -------------   -------------   -------------   -------------

       Total revenues ..........................................          2,993             367          22,624             614
                                                                   -------------   -------------   -------------   -------------
Operating expenses:
    Cost of government contract revenues .......................            647              --           1,505              --
    Cost of product sales ......................................             41              17              81              94
    Research and development expenses ..........................          1,140           1,726           3,932           6,219
    Non-cash stock compensation amortization -
       research and development ................................            (10)            243              91             525
    Marketing, general and administrative expenses .............          4,771           3,675          12,621          11,482
    Non-cash stock compensation amortization - marketing,
       general and administrative ..............................            157             421             634           1,055
    Amortization of patents ....................................            399             399           1,197           1,198
    Legal settlement charges (credits) .........................            (90)             --             776              --
                                                                   -------------   -------------   -------------   -------------
       Total operating expenses ................................          7,055           6,481          20,837          20,573
                                                                   -------------   -------------   -------------   -------------
       Operating income (loss) .................................         (4,062)         (6,114)          1,787         (19,959)
                                                                   -------------   -------------   -------------   -------------
Total other income (expense) ...................................         (1,398)            212          (1,048)            460
                                                                   -------------   -------------   -------------   -------------
Income (loss) from continuing operations before income
   taxes and minority interests ................................         (5,460)         (5,902)            739         (19,499)

Benefit for income taxes .......................................             70              70             206             196
                                                                   -------------   -------------   -------------   -------------
Income (loss) from continuing operations before
   minority interests ..........................................         (5,390)         (5,832)            945         (19,303)

Minority interests .............................................             --              --               3              30
                                                                   -------------   -------------   -------------   -------------
Income (loss) from continuing operations .......................         (5,390)         (5,832)            948         (19,273)

Discontinued operations:

    Estimated loss on disposal of discontinued operations ......             --              --            (104)             --
                                                                   -------------   -------------   -------------   -------------
Net income (loss) ..............................................   $     (5,390)   $     (5,832)   $        844    $    (19,273)
                                                                   =============   =============   =============   =============

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
    Net loss ...................................................   $     (1,842)   $     (1,296)   $     (3,984)   $     (4,368)
    Basic and diluted loss per share ...........................          (0.09)          (0.07)          (0.20)          (0.22)

Attributable to the CombiMatrix group:
Basic
    Net income (loss) ..........................................   $     (3,548)   $     (4,536)   $      4,828    $    (14,905)
    Basic earnings (loss) per share ............................          (0.11)          (0.18)           0.16           (0.64)
Diluted
    Net income (loss) ..........................................   $     (3,548)   $     (4,536)   $      4,828    $    (14,905)
    Diluted earnings (loss) per share ..........................          (0.11)          (0.18)           0.16           (0.64)

Weighted average shares:
  Acacia Research - Acacia Technologies stock:
    Basic and diluted ..........................................     19,793,487      19,645,949      19,777,820      19,642,541
                                                                   =============   =============   =============   =============
  Acacia Research - CombiMatrix stock:
    Basic ......................................................     30,962,190      25,890,408      29,570,562      23,129,476
                                                                   =============   =============   =============   =============
    Diluted ....................................................     30,962,190      25,890,408      30,789,229      23,129,476
                                                                   =============   =============   =============   =============


                                                 ACACIA TECHNOLOGIES GROUP
                                        (A DIVISION OF ACACIA RESEARCH CORPORATION)
                                               SUMMARY FINANCIAL INFORMATION
                                                      (IN THOUSANDS)
                                                        (UNAUDITED)


GROUP BALANCE SHEET INFORMATION

                                    SEPTEMBER 30,        DECEMBER 31,
                                        2004                  2003
                                    ------------         ------------

Total Assets                        $    34,926          $    39,978
                                    ============         ============
Total Liabilities                   $     3,707          $     4,188
                                    ============         ============
Minority Interests                  $       780          $     1,127
                                    ============         ============
Total Stockholders' Equity          $    30,439          $    34,663
                                    ============         ============


GROUP STATEMENTS OF OPERATIONS


                                                           FOR THE THREE MONTHS ENDED         FOR THE NINE MONTHS ENDED
                                                          -----------------------------     -----------------------------
                                                          SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,
                                                              2004             2003             2004            2003
                                                          -------------    -------------    -------------   -------------

Revenues:
  License fees ......................................     $     2,240      $       186      $     3,505      $       211
                                                          ------------     ------------     ------------     ------------

    Total revenues ..................................           2,240              186            3,505              211
                                                          ------------     ------------     ------------     ------------
Operating expenses:
  Marketing, general and administrative expenses.....           1,323              955            3,489            3,157
  Legal expenses - patents ..........................           1,174              598            2,352            1,435
  Amortization of patents ...........................             125              125              375              377
                                                          ------------     ------------     ------------     ------------
    Total operating expenses ........................           2,622            1,678            6,216            4,969
                                                          ------------     ------------     ------------     ------------
    Operating loss ..................................            (382)          (1,492)          (2,711)          (4,758)
                                                          ------------     ------------     ------------     ------------
Other income:
    Impairment charges ..............................          (1,616)              --           (1,616)            (207)
    Interest income .................................             120              128              340              408
    Realized gains on short-term investments ........              --               32               --               94
    Other income ....................................              --               --               --                1
                                                          ------------     ------------     ------------     ------------

    Total other income (expense) ....................          (1,496)             160           (1,276)             296
                                                          ------------     ------------     ------------     ------------
Loss from continuing operations before
  income taxes and minority interests ...............          (1,878)          (1,332)          (3,987)          (4,462)

Benefit for income taxes ............................              36               36              104               94
                                                          ------------     ------------     ------------     ------------
Loss from continuing operations before
  minority interests ................................          (1,842)          (1,296)          (3,883)          (4,368)

Minority interests ..................................              --               --                3               --
                                                          ------------     ------------     ------------     ------------
Loss from continuing operations .....................          (1,842)          (1,296)          (3,880)          (4,368)

Discontinued operations:

  Estimated loss on disposal of discontinued
    operations ......................................              --               --             (104)              --
                                                          ------------     ------------     ------------     ------------
Division net loss ...................................     $    (1,842)     $    (1,296)     $    (3,984)     $    (4,368)
                                                          ============     ============     ============     ============


                                                        COMBIMATRIX GROUP
                                           (A DIVISION OF ACACIA RESEARCH CORPORATION)
                                                  SUMMARY FINANCIAL INFORMATION
                                                          (IN THOUSANDS)
                                                           (UNAUDITED)


GROUP BALANCE SHEET INFORMATION

                                    SEPTEMBER 30,        DECEMBER 31,
                                         2004                2003
                                    ------------         ------------

Total Assets                        $    58,735          $    50,161
                                    ============         ============
Total Liabilities                   $     8,280          $    24,424
                                    ============         ============
Minority Interests                  $        --          $        --
                                    ============         ============
Total Stockholders' Equity          $    50,455          $    25,737
                                    ============         ============


GROUP STATEMENTS OF OPERATIONS


                                                                   FOR THE THREE MONTHS ENDED        FOR THE NINE MONTHS ENDED
                                                                 ------------------------------    -----------------------------
                                                                 SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,   SEPTEMBER 30,
                                                                     2004             2003             2004            2003
                                                                 -------------    -------------    -------------   -------------

Revenues:
  Research and development contract ........................     $        --      $        --      $    17,302     $        --
  Government contract ......................................             685               --            1,603              --
  Service contracts ........................................              16               10              102              23
  Products .................................................              52              171              112             380
                                                                 ------------     ------------     ------------    ------------

    Total revenues .........................................             753              181           19,119             403
                                                                 ------------     ------------     ------------    ------------

Operating expenses:
  Cost of government contract revenues .....................             647               --            1,505              --
  Cost of product sales ....................................              41               17               81              94
  Research and development expenses ........................           1,140            1,726            3,932           6,219
  Non-cash stock compensation amortization -
     research and development ..............................             (10)             243               91             525
  Marketing, general and administrative expenses ...........           2,274            2,122            6,780           6,890
  Non-cash stock compensation amortization -
     marketing, general and administrative .................             157              421              634           1,055
Amortization of patents ....................................             274              274              822             821
Legal settlement charges (credits) .........................             (90)              --              776              --
                                                                 ------------     ------------     ------------    ------------

    Total operating expenses ...............................           4,433            4,803           14,621          15,604
                                                                 ------------     ------------     ------------    ------------

    Operating income (loss) ................................          (3,680)          (4,622)           4,498         (15,201)
                                                                 ------------     ------------     ------------    ------------

Other income:
   Interest income .........................................              98               52              228             164
                                                                 ------------     ------------     ------------    ------------

    Total other income .....................................              98               52              228             164
                                                                 ------------     ------------     ------------    ------------

Income (loss) from operations before income taxes
   and minority interests ..................................          (3,582)          (4,570)           4,726         (15,037)

Benefit for income taxes ...................................              34               34              102             102
                                                                 ------------     ------------     ------------    ------------

Income (loss) from operations before minority interests               (3,548)          (4,536)           4,828         (14,935)

Minority interests .........................................              --               --               --              30
                                                                 ------------     ------------     ------------    ------------

Division net income (loss) .................................     $    (3,548)     $    (4,536)     $     4,828     $   (14,905)
                                                                 ============     ============     ============    ============